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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                February 3, 2006

                              Diomed Holdings, Inc.


           Delaware                       000-32045              84-140636
(State or other jurisdiction of     (Commission File Number)   (IRS Employer
        incorporation)                                       Identification No.)

              1 Dundee Park
               Andover, MA                                         01810
(Address of Principal Executive Offices)                         (Zip Code)

      Registrant's telephone number, including area code: (978-475-7771)

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ITEM 8.01. OTHER EVENTS.

As disclosed in a Current Report on Form 8-K filed on January 6, 2006 with the Securities and Exchange Commission by Diomed Holdings, Inc. (the "Company"), on January 3, 2006, AngioDynamics Inc. ("AngioDynamics") filed a lawsuit against the Company in the U.S. District Court for the District of Delaware, seeking a declaratory judgment that the claims of Diomed, Inc.'s U.S. Patent Number 6,981,971 (the "971 Patent") are invalid, unenforceable and not infringed by AngioDynamics. The 971 Patent relates to an introducer sheath/optical fiber arrangement that may be used in the endovascular laser treatment of varicose veins. The 971 Patent was issued by the U.S. Patent and Trademark Office on January 3, 2006, the day AngioDynamics filed the lawsuit.

On January 17, 2006, AngioDynamics filed an Amended Complaint seeking a declaratory judgment with respect to Diomed, Inc.'s U.S. Patent Number 6,986,766 (the "766 Patent") as well. The 766 Patent relates to methods of using an introducer sheath/optical fiber arrangement in the endovascular laser treatment of varicose veins.

On January 31, 2006, the Company filed a motion to dismiss AngioDynamics' declaratory judgment action in its entirety. The Company's motion to dismiss is based primarily on lack of declaratory judgment jurisdiction. The Company also asserts in its motion to dismiss that the court should dismiss the action in its discretion, and because AngioDynamics' complaint contains a number of deficiencies which warrant dismissal.

As noted in the Company's Current Report of January 6, 2006, in a separate action that the Company commenced in January 2004, the Company sued AngioDynamics in the U.S. Federal District Court for the District of Massachusetts, seeking injunctive relief and damages for infringement of Diomed's U.S. Patent No. 6,398,777 (the "777 Patent"). The issues raised in AngioDynamics' Delaware declaratory judgment suit are unrelated to the 777 Patent litigation, which is currently still pending.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Diomed Holdings, Inc.
                                           (Registrant)

Date: February 3, 2006                     By:     /s/ DAVID B. SWANK
                                                  -----------------------
                                           Name:  David B. Swank
                                           Title: Chief Financial Officer